EXHIBIT 10(C)





                  AMENDED AND RESTATED RESTRICTED STOCK PLAN

                                      OF

                            REPUBLIC BANCORP INC.



                                 WITNESSETH:

               WHEREAS, the Board of Directors of Republic Bancorp Inc. (the "Corporation") adopted a Restricted Stock Plan (the "Plan") on March 24, 1986, which was approved by the Corporation's shareholders on April 21, 1986; and which was subsequently amended by the Board on February 17, 1989, February 19, 1993 and January 16, 1997; and

               WHEREAS, the Board of Directors deems it in the best interest of the Corporation to amend this Plan to increase the number of authorized shares under the Plan; and

               WHEREAS, the Board reserved the right to amend the Plan pursuant to Section 7.

               RESOLVED, THEREFORE, that the Board of Directors approves an amendment to the Restricted Stock Plan in order to increase the authorized shares.

               RESOLVED FURTHER, that the Plan is amended and restated in its entirety as follows:


                                  SECTION 1

                                   Purpose

               1.1 The purpose of this Plan is to provide an opportunity for certain key employees of REPUBLIC BANCORP INC. (the "Corporation") or its subsidiaries to acquire shares of Capital Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation.



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                                  SECTION 2

                                 Definitions

               The following words have the following meanings unless a different meaning is plainly required by the context:

               2.1 "Corporation" means Republic Bancorp Inc.

               2.2 "Plan" means the Restricted Stock Plan of the Corporation as from time to time in effect.

               2.3 "Capital Stock" means the Common Stock (par value $5.00 per share) of the Corporation.

               2.4 "Employee" means any regular salaried or commissioned employee, including any officer in the service of the Corporation or any of its subsidiaries. An individual's status as a regular salaried or commissioned employee shall not be affected by a leave of absence without pay.

               2.5 "Committee" means the Personnel, Nominating and Compensation Committee named under Section 3 to administer the Plan.

               2.6 "Restricted Stock" means Capital Stock awarded to an Employee under Section 3 of the Plan.

               2.7 "Restricted Period" shall mean a period of four (4) years following the date of the award of the Restricted Stock.

               2.8 "Recipient" means an Employee to whom Restricted Stock has been awarded under Section 3 of the Plan.

               2.9 "Board" means the Board of Directors of the Corporation.

              2.10 "Subsidiary" means any corporation of which a majority of the outstanding voting stock is directly or indirectly owned or controlled by the Corporation, or by one or more subsidiaries.

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                                  SECTION 3

                                Administration

               3.1 The Plan shall be administered by its Personnel, Nominating and Compensation Committee, which shall have authority to award Restricted Stock under the Plan to any Employee, and to determine all questions arising in connection with the Plan, including its interpretation. The Committee shall be composed of at least two members of the Board who are disinterested persons. For the purpose of this Plan, a "disinterested person" shall mean a director who is not, during the one year prior to service as a member of the Committee, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Corporation or any of its affiliates, except as permitted by Rule 16b-3(c)(2)(i).

                   All decisions and selections made by the Committee shall be final, provided, however, that the Committee may not award Restricted Stock to any member of the Committee. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Restricted Stock awarded under it.

               3.2 The awarding of Restricted Stock pursuant to this Plan shall be entirely within the discretion of the Committee, and nothing herein contained shall be construed to give Employee any right to participate under this Plan or receive any Restricted Stock under it.


                                  SECTION 4

                                    Stock

               4.1 The total number of shares of Capital Stock that may be awarded under the Plan shall not exceed 301,183 shares except to the extent of adjustments authorized by Section 4.5, and subject to like adjustments. Shares of Capital Stock that may be awarded under the Plan may either be authorized and unissued shares or issued shares that have been reacquired by the Corporation.

               4.2 Restricted Stock awarded under the Plan shall be subject to the restrictions set forth in Section 5.

               4.3 The award of Restricted Stock under the Plan shall be evidenced by an Agreement between the Corporation and the Recipient containing the terms and conditions of the award as described in Section 5 and such other provisions as the Committee may deem appropriate.

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               4.4 Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

               "This certificate is held subject to the terms and conditions contained in an Agreement dated ______________, 19___, which includes a prohibition against the sale or transfer of this stock for a period of four (4) years from the date of issuance."

               4.5 If as a result of a stock dividend, stock split, reverse stock split, recapitalization or other adjustment in the Capital Stock of the Corporation or as a result of a merger, consolidation or other reorganization of Corporation, there shall be any increase, decrease or adjustment in the Capital Stock of the Corporation, an appropriate adjustment shall be made by the Board in the aggregate number of shares subject to the Plan, and the maximum number of shares which may be awarded to any person; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

                                  SECTION 5

                   Terms and Conditions of Restricted Stock

               5.1 The award of Restricted Stock under the Plan shall be subject to the following terms and conditions, which shall be contained in the Agreement referred to in Section 4.3:

                      (a) The Restricted Stock shall be awarded on the
               condition that the Recipient remain in the employ of the Corporation or one or more of its subsidiaries during the Restricted Period, but such condition shall have no effect on the right of the Corporation or any such subsidiary to terminate the Recipient's employment at any time. In addition, the award of Restricted Stock may be conditioned upon certain other terms as the Committee may require and as set forth in the Agreement referred to in Section 4.3.

                      (b) In the event of termination of employment during
               the Restricted Period for any reason other than death, the Recipient's right to the Restricted Stock shall cease and terminate as of the date of termination and the Recipient shall surrender to the Corporation such Restricted Stock.

                      In the event of termination of employment during the
               Restricted Period by reason of death, the Recipient's right to all of the Recipient's Stock shall vest as of the date of termination of employment, provided the Employee shall have been employed by the Corporation or one of its subsidiaries for more than the Restricted Period, and the Recipient's Restricted Stock may be

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               transferred free of the restriction under this Plan, except for those described in subsection (f) hereof.

                      (c) The shares of Restricted Stock shall not be sold,
               exchanged, transferred, pledged or otherwise disposed of by the Employee during the Restricted Period other than to the Corporation.

                      (d) If any assignment, pledge, transfer or other
               disposition, voluntary or involuntary, of the Restricted Stock shall be made during the Restricted Period except as provided above in subsection (b) hereof, the Recipient's right to the Restricted Stock shall immediately cease and terminate and the Recipient shall surrender to the Corporation all such Restricted Stock.

                      (e) During the Restricted Period, the Recipient shall
               have all rights of a stockholder with respect to the Restricted Stock, including (i) the right to vote any shares at stockholders' meetings, (ii) the right to receive all cash dividends paid with respect to such Restricted Stock, and
               (iii) the right to participate with respect to such Restricted Stock in any stock dividend, stock split, recapitalization, or other adjustment in the Capital Stock of the Corporation or any merger, consolidation or other reorganization involving an increase or decrease or adjustment in the Capital Stock of the Corporation. Any new, additional or different shares or other security received by the Recipient pursuant to any such stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which such shares were received.

                      (f) The Recipient shall represent and warrant that the
               Recipient is acquiring the Restricted Stock for the Recipient's own account and investment and without any intention to resell or distribute the Restricted Stock. The Recipient shall agree not to resell or distribute such Restricted Stock after the Restricted Period except upon such conditions as the Corporation may reasonably specify to insure compliance with federal and state securities laws.

                      (g) All shares awarded under the Bonus Stock Agreements
               shall be deemed a part of and subject to the terms of this Plan as of the date this amended and restated Plan is adopted by the Board.

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                                  SECTION 6

                          Effective Date of the Plan

               This Plan was effective on March 24, 1986, when it was approved by the Board of Directors of the Corporation.


                                  SECTION 7

                              Amendment of Plan

               The Board may amend the Plan at any time.


                                  SECTION 8

                                 Term of Plan

               The Board of Directors may terminate the Plan at any time; provided, however, that such termination shall not affect any awarded Restricted Stock then outstanding under the Plan.


                                  SECTION 9

                                   Notices

               Any notice or other communication required or permitted to be made or given hereunder shall be sufficiently made or given if sent by certified mail addressed to the Recipient at the Recipient's address as set forth in the regular books and records of the Corporation, and if to the Corporation, addressed to it at its principal office.

               Adopted by the Board of Directors on January 16, 1997.

                                      REPUBLIC BANCORP INC.



                                      By: /s/ Dana M.Cluckey
                                         -------------------
                                             Dana M. Cluckey
                                             President and
                                             Secretary to the Board

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